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                                                             EXHIBIT 1.A.(13)(W)

[The PRUDENTIAL LOGO]

                              Insured                       Rider for Policy No.

                                JOHN DOE                        xx   xxx xxx
                             ---------------------------------------------------

     This contract is issued as a conversion from an earlier contract.

     The period we state under Incontestability in this contract will start on the issue date of the earlier contract. But if that contract was reinstated before the date of this contract, for each reinstatement we will have the right to use as a basis for a contest of this contract the statements that were made to us at the time. The period during which we will have that right will be the period we state under Incontestability in this contract; it will start on the date of the reinstatement.

     The period we state under Suicide Exclusion in this contract will start on the issue date of the earlier contract.

     Rider attached to and made a part of this contract on the Contract Date

The Prudential Insurance Company of America,

The Prudential Insurance Company of America,

By  /s/  SPECIMEN
    --------------------------------
         Secretary

ORD 86311--881

                                     II-209